UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 1, 2005 (July 26, 2005)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 26, 2005, Introgen Therapeutics, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with SR Pharma plc (“SR Pharma”) to subscribe for and purchase 7,478,261 ordinary shares of SR Pharma (the “Shares”) for an aggregate purchase price of approximately $3,000,000 (the “Purchase”). Such Purchase is contingent upon the admission of the Shares to trading on the Alternative Investment Market of the London Stock Exchange.
     On July 28, 2005, the Company issued a press release announcing, among other things, the Purchase. The press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein.
     Neither the filing of any press release as an exhibit to this Current Report on Form 8-K, nor the inclusion in such press release of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at the Company’s Internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.49	Letter Agreement dated July 26, 2005.
99.1	Introgen Press Release dated July 28, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date: July 28, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.49	Letter Agreement dated July 26, 2005.
99.1	Introgen Press Release dated July 28, 2005.